                                                                EXHIBIT 99(c)(1)


                                                                  CONFORMED COPY


================================================================================


                            AGREEMENT AND PLAN OF MERGER



                              Dated as of May 4, 1998,



                                        Among



                             ATLANTIC RICHFIELD COMPANY,



                                VWK ACQUISITION CORP.



                                         And



                        UNION TEXAS PETROLEUM HOLDINGS, INC.



================================================================================

                               TABLE OF CONTENTS



                                                           Page
                                                           ----

                          ARTICLE I

                  The Offer and the Merger
                  ------------------------

SECTION 1.01.  The Offer.................................   2
SECTION 1.02.  Company Actions...........................   4
SECTION 1.03.  The Merger................................   5
SECTION 1.04.  Closing...................................   6
SECTION 1.05.  Effective Time............................   6
SECTION 1.06.  Effects...................................   6
SECTION 1.07.  Certificate of Incorporation and
                    By-laws..............................   6
SECTION 1.08.  Directors.................................   7
SECTION 1.09.  Officers..................................   7

                          ARTICLE II

              Effect on the Capital Stock of the
              ----------------------------------
      Constituent Corporations; Exchange of Certificates
      --------------------------------------------------

SECTION 2.01.  Effect on Capital Stock...................   7
SECTION 2.02.  Exchange of Certificates..................   9

                          ARTICLE III

         Representations and Warranties of the Company
         ---------------------------------------------

SECTION 3.01.  Organization, Standing and Power..........  11
SECTION 3.02.  Company Subsidiaries; Equity Interests....  12
SECTION 3.03.  Capital Structure.........................  13
SECTION 3.04.  Authority; Execution and Delivery;
                    Enforceability.......................  14
SECTION 3.05.  No Conflicts; Consents....................  15
SECTION 3.06.  SEC Documents; Undisclosed Liabilities....  17
SECTION 3.07.  Information Supplied......................  18
SECTION 3.08.  Absence of Certain Changes or Events......  19
SECTION 3.09.  Taxes.....................................  21
SECTION 3.10.  Absence of Changes in Benefit Plans.......  23
SECTION 3.11.  ERISA Compliance; Excess Parachute
                    Payments.............................  23

SECTION 3.12.  Litigation................................  26
SECTION 3.13.  Environmental Matters; Compliance with
                        Environmental Laws; Other
                        Applicable Laws..................  26
SECTION 3.14.  Title to Properties.......................  26
SECTION 3.15.  Confidentiality and Other Agreements......  27
SECTION 3.16.  Brokers; Schedule of Fees and Expenses....  27
SECTION 3.17.  Opinion of Financial Advisor..............  28

                          ARTICLE IV

       Representations and Warranties of Parent and Sub
       ------------------------------------------------

SECTION 4.01.  Organization, Standing and Power..........  28
SECTION 4.02.  Sub.......................................  28
SECTION 4.03.  Authority; Execution and Delivery;
                    Enforceability.......................  28
SECTION 4.04.  No Conflicts; Consents....................  29
SECTION 4.05.  Information Supplied......................  30
SECTION 4.06.  Brokers...................................  30
SECTION 4.07.  Financing.................................  30
SECTION 4.08.  Litigation................................  30
SECTION 4.09.  Interested Stockholder....................  31

                          ARTICLE V

          Covenants Relating to Conduct of Business
          -----------------------------------------

SECTION 5.01.  Conduct of Business.......................  31
SECTION 5.02.  No Solicitation...........................  36

                          ARTICLE VI

                    Additional Agreements
                    ---------------------

SECTION 6.01.  Preparation of Proxy Statement;
                    Stockholders Meeting.................  40
SECTION 6.02.  Access to Information; Confidentiality....  41
SECTION 6.03.  Reasonable Efforts; Notification..........  41
SECTION 6.04.  Stock Options.............................  42
SECTION 6.05.  Benefit Plans.............................  43
SECTION 6.06.  Indemnification...........................  46
SECTION 6.07.  Fees and Expenses.........................  48
SECTION 6.08.  Public Announcements......................  49

SECTION 6.09.  Directors.................................  49
SECTION 6.10.  Rights Agreement..........................  51
SECTION 6.11.  Stockholder Litigation....................  51
SECTION 6.12.  Performance by Sub........................  51
SECTION 6.13.  Dual Consolidated Losses..................  51

                                  ARTICLE VII

                             Conditions Precedent
                             --------------------

SECTION 7.01.  Conditions to Each Party's Obligation To
                    Effect the Merger....................  51



                                 ARTICLE VIII

                       Termination, Amendment and Waiver
                       ---------------------------------

SECTION 8.01.  Termination...............................  52
SECTION 8.02.  Effect of Termination.....................  54
SECTION 8.03.  Amendment.................................  54
SECTION 8.04.  Extension; Waiver.........................  54
SECTION 8.05.  Procedure for Termination, Amendment,
                    Extension or Waiver..................  55


                                  ARTICLE IX

                              General Provisions
                              ------------------

SECTION 9.01.  Nonsurvival of Representations and
                    Warranties...........................  55
SECTION 9.02.  Notices...................................  55
SECTION 9.03.  Definitions...............................  56
SECTION 9.04.  Interpretation; Disclosure Letters........  56
SECTION 9.05.  Severability..............................  57
SECTION 9.06.  Counterparts..............................  57
SECTION 9.07.  Entire Agreement; No Third-Party
                    Beneficiaries........................  57
SECTION 9.08.  Governing Law.............................  57
SECTION 9.09.  Assignment................................  57
SECTION 9.10.  Enforcement...............................  58
EXHIBIT A-     Conditions of the Offer
EXHIBIT B-     Amendment to the Company Rights Agreement
SCHEDULE I-    Definitions

                    AGREEMENT AND PLAN OF MERGER dated as of May 4, 1998, among
               ATLANTIC RICHFIELD COMPANY, a Delaware corporation ("Parent"),
                                                                    ------
               VWK ACQUISITION CORP., a Delaware corporation ("Sub") and a
                                                               ---
               wholly owned subsidiary of Parent, and UNION TEXAS PETROLEUM HOLDINGS, INC., a Delaware corporation (the "Company").
                                                            -------


          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS in furtherance of such acquisition, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the issued and outstanding
                           -----
shares of common stock, par value $.05 per share, of the Company (the "Company
                                                                       -------
Common Stock"), including the associated Company Rights (as defined in Section
------------
3.03), at a price per share of Company Common Stock (including the associated Company Right) of $29.00, net to the seller in cash (such amount, or any greater amount per share paid pursuant to the Offer, the "Offer Price"), upon the terms
                                                  -----------
and subject to the conditions set forth in this Agreement;

          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger (the "Merger") of Sub into the Company, or (at
                                       ------
the election of Parent) the Company into Sub, on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of Company Common Stock not owned directly or indirectly by Parent or the Company will be converted into the right to receive the per share consideration paid pursuant to the Offer;

          WHEREAS simultaneously with the execution and delivery of this Agreement Parent and KKR Partners II, L.P. and Petroleum Associates, L.P., each a Delaware limited partnership (together, the "Principal Company Stockholder")
                                               -----------------------------
are entering into an agreement (the "Company Stockholder Agreement" and together
                                     -----------------------------
with this Agreement, the "Transaction Agreements") pursuant to which the
                          ----------------------
Principal Company Stockholder has agreed to take specified actions in furtherance of the Offer and the Merger; and

          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

          NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                            The Offer and the Merger
                            ------------------------

          SECTION 1.01.  The Offer.  (a)  Subject to the conditions of this
                         ----------
Agreement, as promptly as practicable but in no event later than five business days after the date of this Agreement, Sub shall, and Parent shall cause Sub to, commence the Offer within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). The obligation of Sub to,
                                             ---
and of Parent to cause Sub to, commence the Offer and accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer shall be subject to the conditions set forth in Exhibit A (any of which may be waived by Sub in its sole discretion, provided that, without the consent of the Company, Sub may not, except as provided below, waive the Minimum Tender Condition (as defined in Exhibit A)). The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer (determined using Rule 14d-1(e)(6) of the SEC). Sub expressly reserves the right to modify the terms of the Offer, except that, without the consent of the Company, Sub shall not, except as provided in the next sentence, (i) reduce the number of shares of Company Common Stock subject to the Offer, (ii) reduce the price per share of Company Common Stock to be paid pursuant to the Offer, (iii) modify or add to the conditions set forth in Exhibit A, (iv) extend the Offer,
(v) change the form of consideration payable in the Offer or (vi) otherwise amend the Offer in any manner materially adverse to the holders of Company Common Stock. Notwithstanding the foregoing, Sub may, without the consent of the Company, (i) extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to Sub's obligation to purchase shares of Company Common Stock are not satisfied, until such time as such conditions are satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer, (iii) extend the Offer for any reason for a period of not more than 10 business days beyond the latest expiration date that would otherwise be permitted under clause (i) or (ii) of this sentence (a "Parent
                                                                     ------
Extension Period"); provided that if Sub shall extend the Offer pursuant to
----------------
this clause (iii), it shall waive during any Parent Extension Period all conditions of the Offer set forth in Exhibit A other than the Minimum Tender Condition and the conditions set forth in paragraphs (d) and (g) in Exhibit A; and (iv) if the option granted pursuant to Section 4 of the Company Stockholder Agreement is then exercisable, reduce the number of shares of Company Common Stock necessary to satisfy the Minimum Tender Condition (as defined in Exhibit A) to that number of shares which, together with the shares of Company Common Stock that may be purchased by Parent upon exercise of the option granted pursuant to Section 4 of the Company Stockholder Agreement, would represent at least a majority of the Fully Diluted Shares (as defined in Exhibit A). If any of the conditions of the Offer set forth in Exhibit A (other than the Minimum Tender Condition) is not satisfied on any scheduled expiration date of the Offer, then, if requested by the Company, Sub shall extend the Offer one or more times (the period of each such extension to be determined by Sub) for up to 30 days in the aggregate for all such extensions, provided that at the time of such extension any such condition is reasonably capable of being satisfied and the Company has not received a Company Takeover Proposal (as defined in Section 5.02(a)). On the terms and subject to the conditions of the Offer and this Agreement, Sub shall, and Parent shall cause Sub to, pay for all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer.

          (b) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule 14D-1 with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule 14D-1 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Each of Parent,
                                          ---------------
Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. Parent and Sub shall provide the Company and its counsel in writing with any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

          (c) Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to purchase any shares of Company Common Stock that Sub becomes obligated to purchase pursuant to the Offer.

          SECTION 1.02.  Company Actions.  (a)  The Company Board (as defined in
                         ----------------
Section 3.04(b)) has approved of and consented to the Offer, the Merger and the other transactions contemplated by the Transaction Agreements (collectively, the "Transactions").
 ------------

          (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/ Recommendation Statement on
Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, the "Schedule 14D-9") containing the recommendations described in
                   --------------
Section 3.04(b) and shall mail the Schedule 14D-9 to the stockholders of the Company. Each of the Company, Parent and Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. The Company shall provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt of such comments.

          (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Company Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Transactions, Parent and Sub shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall, upon request, deliver to the Company all copies of such information then in their possession.

          (d) Prior to the expiration of the Offer, the Company (i) shall take all actions necessary to cause all outstanding Company Stock Options (as defined in Section 6.04(b)), whether or not otherwise vested pursuant to their terms, to be fully vested and exercisable in full upon the consummation of the Offer subject to compliance with applicable law, and (ii) shall, subject to compliance with applicable law, make an offer to pay each holder of a Company Stock Option that is not automatically subject to a cash payment upon consummation of the Offer, promptly after the consummation of the Offer and in exchange for the cancelation of such Company Stock Option, an amount in cash equal to (x)(1) the excess, if any, of the Offer Price over the exercise price per share of Company Common Stock subject to such Company Stock Option multiplied by (2) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised, less (y) such amounts as may be required to be deducted or withheld with respect thereto under the Code (as defined in Section 3.11) or under any provision of state, local or foreign tax law (the amount determined in accordance with the foregoing clauses (x) and (y), the "Option
                                                                      ------
Spread"). The payments made by the Company to holders of Company Stock Options
------
pursuant to clause (ii) of the preceding sentence shall be made automatically and promptly after the consummation of the Offer; provided, however, that such
                                                  --------  -------
holders may request and receive in lieu of such payment and in exchange for their Company Stock Options the number of shares of Company Common Stock equal to the aggregate Option Spread for the shares of Company Common Stock for which such holders' Company Stock Options are then exercisable divided by the Offer Price. In addition, and subject to compliance with applicable law, the Company may take any actions necessary to purchase Company Common Stock from those officers of the Company and members of the Company Board as are designated in the Company Disclosure Letter (as defined in Section 3.02(a)) by the Company Board, and such purchase shall take place after the consummation of the Offer at a price per share equal to the Offer Price.

          SECTION 1.03.  The Merger.  On the terms and subject to the conditions
                         -----------
set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at
                      ----
the Effective Time (as defined in Section 1.05). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). Notwithstanding the foregoing, Parent may elect at
 ---------------------
any time prior to the Merger, instead of merging Sub into the Company as provided above, to merge the Company with and into Sub, in which case Sub shall be the Surviving Corporation; provided, however, that the Company shall not
                              --------  -------
be deemed to have breached any of its representations, warranties or covenants set forth in this Agreement solely by reason of such election. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing. At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

          SECTION 1.04.  Closing.  The closing (the "Closing") of the Merger
                         --------                    -------
shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by law, waiver by all parties) of the conditions set forth in Section 7.01, or as soon as practicable after all the conditions set forth in Section 7.01 have been satisfied (or, to the extent permitted by law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".
                  ------------

          SECTION 1.05.  Effective Time.  Prior to the Closing, Parent shall
                         ---------------
prepare, and on the Closing Date or as soon as practicable thereafter Parent shall file with the Secretary of State for the State of Delaware, a certificate of merger or other appropriate documents (in any such case, the "Certificate of
                                                                 --------------
Merger") executed in accordance with the relevant provisions of the DGCL and
------
shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").
                             --------------

          SECTION 1.06.  Effects.  The Merger shall have the effects set forth
                         --------
in Section 259 of the DGCL.

          SECTION 1.07.  Certificate of Incorporation and By-laws.  (a)  The
                         -----------------------------------------
Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective

Time, shall be amended at the Effective Time so that the first paragraph of Article Fourth of such Restated Certifi cate of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the corporation shall have authority to issue is (i) 1,000 shares of Common Stock, par value $0.01 per share and (ii) 1,750,000 shares of Preferred Stock, par value $0.01 per share, all of which have been designated as 7.14% Series A Cumulative Preferred Stock, par value $.01 per share.", and, as so amended, such Certificate of Incorpora tion shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.08.  Directors.  The directors of Sub immediately prior to
                         ----------
the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.09.  Officers.  The officers of the Company immediately
                         ---------
prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II

                       Effect on the Capital Stock of the
                       ----------------------------------
               Constituent Corporations; Exchange of Certificates
               --------------------------------------------------

          SECTION 2.01.  Effect on Capital Stock.  At the Effective Time, by
                         ------------------------
virtue and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a)  Capital Stock of Sub.  Each issued and outstanding share of
               ---------------------
capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b)  Cancelation of Treasury Stock and Parent-Owned Stock.  Each share
               -----------------------------------------------------
of Company Common Stock that is owned by the Company, Parent or Sub or any wholly owned subsidiary of the Company, Parent or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered in exchange therefor.

          (c)  Conversion of Company Common Stock.  Subject to Sections 2.01(b)
               -----------------------------------
and 2.01(e), each issued share of Company Common Stock shall be converted into the Offer Price. The cash payable upon the conversion of shares of Company Common Stock pursuant to this Section 2.01(c) is referred to as the "Merger
                                                                     ------
Consideration".  As of the Effective Time, all such shares of Company Common
-------------
Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

          (d)  Series A Preferred To Remain Outstanding. Each share of the
               -----------------------------------------
Company's 7.14% Series A Cumulative Preferred Stock (the "Series A Preferred")
                                                          ------------------
outstanding at the Effective Time shall remain outstanding and be unaffected by the Merger, except as provided in Section 2.01(e).

          (e)  Appraisal Rights.  Notwithstanding anything in this Agreement to
               -----------------
the contrary, shares ("Appraisal Shares") of Company Common Stock and Series A
                       ----------------
Preferred that are outstanding immediately prior to the Effective Time and that are held by persons who are entitled to demand and properly demand appraisal of such Appraisal Shares pursuant to, and who comply in all respects with, Section 262 of the DGCL ("Section 262") shall not (i) be converted into
                                -----------
the Merger Consideration as provided in Section 2.01(c), in the case of such shares of the Company Common Stock, or (ii) remain outstanding, in the case of such shares of the Series A Preferred, but rather the holders of Appraisal Shares shall be entitled to payment of the fair market value of such Appraisal Shares in accordance with Section 262; provided, however, that if any holder of
                                       --------  -------
Appraisal Shares shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be treated as if they had been converted as of the Effective Time into the Merger Consideration, as provided in Section 2.01(c) in the case of the Company Common Stock, and shall remain outstanding, as provided in Section 2.01(d) in the case of the Series A Preferred. The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          SECTION 2.02.  Exchange of Certificates. (a)  Paying Agent.  Prior to
                         -------------------------      -------------
the Effective Time, Parent shall select a bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon
            ------------
surrender of certificates representing Company Common Stock. Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Paying Agent immediately following the Effective Time all the cash necessary to pay for the shares of Company Common Stock converted into the right to the Merger Consideration pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund").
                    -------------

          (b)  Exchange Procedure.  As soon as reasonably practicable after the
               -------------------
Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the
                                  ------------
Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the

Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01. No interest shall be paid or shall accrue on the cash payable upon the surrender of any Certificate. If a mutilated Certificate is surrendered to the Paying Agent or if the holder of a Certificate submits an affidavit to the Paying Agent stating that the Certificate has been lost, destroyed or wrongfully taken, such holder shall furnish an indemnity bond sufficient in the judgment of the Parent to protect the Parent, the Surviving Corporation and the Paying Agent from any loss which any of them may suffer.

          (c)  No Further Ownership Rights in Company Common Stock.  The Merger
               ----------------------------------------------------
Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (d)  Termination of Exchange Fund.  Any portion of the Exchange Fund
               -----------------------------
that remains undistributed to the holders of Company Common Stock as provided in this Section 2.02 for one year after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for the Merger Consideration.

          (e)  No Liability.  None of Parent, Sub, the Company or the Paying
               -------------
Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Subject to the last sentence of Section 2.02(b), if any Certificate has not been surrendered prior to the date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (f)  Investment of Exchange Fund.  The Paying Agent shall invest any
               ----------------------------
cash included in the Exchange Fund, as directed by Parent, on a daily basis. If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of Company Common Stock shall be entitled under this
Section 2.02, Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Exchange Fund shall not be used except as provided in this Agreement. Any interest and other income resulting from such investments shall be paid to Parent.

          (g) Withholding Rights.  Parent and the Surviving Corporation shall be
              -------------------
entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law.


                                  ARTICLE III

                 Representations and Warranties of the Company
                 ---------------------------------------------

          The Company represents and warrants to Parent and Sub as follows except as set forth in the Filed Company SEC Documents (as defined in Section 3.08):

          SECTION 3.01.  Organization, Standing and Power. (a) Each of the
                         ---------------------------------
Company and each Significant Company

Subsidiary (as defined below) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and, to the Company's Knowledge, possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals, the lack of which, individually or in the aggregate, would not have a Company Material Adverse
                                                   ------------------------
Effect (as defined below).  The Company and each Significant Company Subsidiary
------
is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary or the failure to so qualify would reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the Restated Certificate of Incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"),
                                                              ---------------
and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws"), and the comparable charter and organizational
              ---------------
documents of each Significant Company Subsidiary, in each case as amended through the date of this Agreement. For purposes of this Agreement, a "Significant Company Subsidiary" means any subsidiary of the Company that
 ------------------- ----------
constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC. As used in this Agreement, "Company Material Adverse
                                                       ------------------------
Effect" means (a) any materially adverse effect on the business, assets,
------
properties, financial condition or results of operations of the Company and the Company Subsidiaries (as defined in Section 3.02) taken as a whole, or (b) any prevention or material delay in the ability of the Company to consummate the Offer, the Merger and the other Transactions, which has occurred or would reasonably be expected to occur as a result of any change, effect, event, occurrence or state of facts; provided, however, with respect to clauses (a) and
                              --------  -------
(b), other than any change, effect, event, occurrence or state of facts, to the extent such change, effect, event, occurrence or state of facts is the result of adverse changes in economic conditions, or of conditions or adverse changes in or affecting the worldwide energy industry generally, including, but not limited to, changes in markets and prices for oil, gas and other hydrocarbons or hydrocarbon products.

          SECTION 3.02.  Company Subsidiaries; Equity Interests.  The letter,
                         ---------------------------------------
dated as of the date of this Agreement, from the Company to Parent and Sub (the "Company
 -------

Disclosure Letter") lists each Significant Company Subsidiary.  All the
-----------------
outstanding shares of capital stock of each Significant Company Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in the Company Disclosure Letter, are owned by the Company, by another subsidiary of the Company (a "Company Subsidiary") or by the Company and another
                              ------------------
Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").
                -----

          SECTION 3.03.  Capital Structure.  The authorized capital stock of the
                         ------------------
Company consists of 200,000,000 shares of Company Common Stock and 15,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred
                                                          -----------------
Stock", and together with the Company Common Stock, the "Company Capital
-----                                                    ---------------
Stock"). At the close of business on (i) March 31, 1998, 85,248,101 shares of Company Common Stock and 1,750,000 shares of Series A Preferred were issued and outstanding, (ii) March 31, 1998, 2,581,182 shares of Company Common Stock were held by the Company in its treasury, (iii) April 20, 1998, 6,033,471 shares of Company Common Stock were subject to outstanding Company Stock Options and not more than 4,250,475 additional shares of Company Common Stock were reserved for issuance pursuant to the Company's 1994 Incentive Plan, as amended, for stock options, SARs, and other awards of Company Common Stock which had not been granted as of the date of this Agreement, (iv) March 31, 1998, 45,000,000 shares of Company Common Stock were reserved for issuance in connection with the rights (the "Company Rights") issued pursuant to the Company Rights Agreement
             --------------
(as defined in Section 6.10) and (v) March 31, 1998, 100,000 shares of Company Common Stock were reserved for issuance pursuant to the Company's Amended and Restated Deferred Compensation Plan and 45,000 shares of Company Common Stock were reserved for issuance pursuant to the defined contribution retirement plan for employees of Virginia Indonesia Company. Except as set forth above and with respect to the Company's Savings Plan for Salaried Employees, at the close of business on May 1, 1998, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding Company SARs (as defined in Section 6.04) that were not granted in tandem with a related Company Stock Option. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote ("Voting Company Debt"). Except as set forth above, as of the date
           -------------------
of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Company Capital Stock. As of the date of this Agreement, except as disclosed in the Company Disclosure Letter and as contemplated by Section 1.02(d), there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.

          SECTION 3.04.  Authority; Execution and Delivery; Enforceability.  (a)
                         --------------------------------------------------
The Company has all requisite corporate power and authority to execute this Agreement and to consummate the Transactions, subject to compliance with the HSR Act (as defined in Section 3.05(a)) and the EC Regulations (as defined in
Section 3.05(a)). The execution and delivery by the Company of each Transaction Agreement to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval (as defined in Section 3.04(c)). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of each of the other parties hereto, this Agreement constitutes a valid and binding agreement of the

Company, enforceable against the Company, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (b)  The Board of Directors of the Company (the "Company Board"), at a
                                                           -------------
meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement and the Company Stockholder Agreement, the Offer, the Merger and the other Transactions, (ii) determining that the terms of the Offer, the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (iii) recommending that the holders of Company Common Stock accept and tender their shares of Company Common Stock pursuant to the Offer and (iv) recommending that the Company's stockholders adopt this Agreement. Such resolutions are sufficient to render Section 203 of the DGCL inapplicable (A) to Parent and Sub by reason of their entering into this Agreement and the Company Stockholder Agreement or consummating any of the Transactions and (B) to the Offer, the Merger and the other Transactions. To the Company's Knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement and the Company Stockholder Agreement, the Offer, the Merger or any other Transaction. Each of the Company's directors and principal executive officers named in the Company Disclosure Letter either (x) has advised the Company that such person intends to tender all shares of Company Common Stock owned by such person pursuant to the Offer or (y) has been designated in the Company Disclosure Letter pursuant to Section 1.02(d).

          (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding Company Common Stock (the "Company Stockholder Approval"). The affirmative vote
                           ----------------------------
of any holders of Company Capital Stock is not necessary to approve any Transaction Agreement other than this Agreement or to consummate the Offer or any Transaction other than the Merger.

          SECTION 3.05.  No Conflicts; Consents. (a)  Except as disclosed in the
                         -----------------------
Company Disclosure Letter, the execution and delivery by the Company of this Agreement do not, and the consummation of the Offer, the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or any
                                  --------
Company Subsidiary is a party or by or to which any of their respective properties or assets is bound or subject, except for such conflicts, violations or defaults (or rights of termination, cancelation or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to acceptance for payment of shares of Company Common Stock by Sub pursuant to the Offer or which would not in the aggregate have a Company Material Adverse Effect; or (iii) subject to the filings and other matters referred to in the following sentence, to the Knowledge of the Company, any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation ("Applicable
         --------                                                    ----------
Law") applicable to the Company or any Company Subsidiary or their respective
---
properties or assets, including, without limitation, the Applicable Law of any foreign country, except for such conflicts, violations or defaults which would not in the aggregate have a Company Material Adverse Effect and would not prevent or delay in any material respect the consummation of the Transactions. To the Knowledge of the Company, no consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with,
                -------
any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is
                                                      ------------ ------
required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (i) compliance with and filings under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and (B) the
                                                      --- ---
rules and regulations of the Council of the European Communities (the "European
                                                                       --------
Council") and of the Commission of the European Communities (the "European
                           -------- ----------                    --------
Commission"), including, without limitation, Council Regulation (EEC) No 4064/89
----------
of 21 December 1989 on the control of concentration between undertakings (as amended) (OJ L 257/14, 21.9.90) and Commission Regulation (EC)

No 447/98 of 1 March 1998 on the notifications, time limits and hearings provided for Council Regulation (EEC) No 4064/89 on the control of concentrations between undertakings (OJ L 61/1/, 2.3.98) (the "EC Regulations")
                                                               -- -----------
and the rules and regulations of any Governmental Entity to which a reference is made pursuant to the EC Regulations, (ii) the filing with the SEC of (A) the
Schedule 14D-9, (B) a proxy or information statement relating to the approval and adoption of this Agreement and the Merger by the Company's stockholders (the "Proxy Statement"), (C) any information statement (the "Information Statement")
 ----- ---------                                        ----------- ---------
required under Rule 14f-1 in connection with the Offer and (D) such reports and statements under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and
      -------- ---
the Company Stockholder Agreement, the Offer, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) compliance with and such filings as may be required under applicable U.S. Federal, state or local environmental laws, (v) such filings as may be required in connection with any taxes, (vi) filings under any applicable state takeover law, (vii) where the failure to obtain such consent, approval or authorization, or to make such filing or notification, would not in the aggregate have a Company Material Adverse Effect and (viii) such other items (A) required solely by reason of the participation of Parent (as opposed to any third party) in the Transactions or (B) as are set forth in the Company Disclosure Letter.

          (b) The Company and the Company Board have taken all action necessary to (i) render the Company Rights inapplicable to this Agreement, the Company Stockholder Agreement, the Offer, the Merger and the other Transactions and (ii) ensure that (A) neither Parent nor any of its affiliates or associates is or will become an "Acquiring Person" (as defined in the Company Rights Agreement) by reason of this Agreement or the Company Stockholder Agreement, the Offer, the Merger or any of the other Transactions, (B) a "Distribution Date" (as defined in the Company Rights Agreement) shall not occur by reason of this Agreement or the Company Stockholder Agreement, the Offer, the Merger or any of the other Transactions and (C) the Company Rights shall expire immediately prior to the consummation of the Offer.

          SECTION 3.06.  SEC Documents; Undisclosed Liabilities.  The Company
                         ---------------------------------------
has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 1996, pursuant to Sections 13(a) and 15(d) of the Exchange Act (the "Company SEC Documents"). As
                                    ---------------------
of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and
                       --------------
regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Company 10-K"), has been revised or superseded by a Company SEC Document
------------------
filed prior to the date of this Agreement, and except as disclosed in the Company Disclosure Letter, as of the date of this Agreement, the 1997 Company 10-K does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of
                                                ----
unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Company SEC Documents, as of the date of this Agreement neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. None of the Company Subsidiaries is, or has at any time since January 1, 1996, been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

          SECTION 3.07.  Information Supplied.  None of the information supplied
                         ---------------------
or to be supplied by the Company for inclusion or incorporation by reference in
(i) Offer Documents, the Schedule 14D-9 or any Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or, unless promptly corrected, at the time of the Company Stockholders Meeting (as defined in Section 6.01) or, unless promptly corrected, at the time of any action by written consent in lieu of a meeting pursuant to Section 228 of the DGCL with respect to this Agreement and the Merger, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

          SECTION 3.08.  Absence of Certain Changes or Events.  Except as
                         -------------------------------------
contemplated by or expressly permitted in this Agreement and as disclosed in the Company SEC Documents filed and publicly available prior to the date of this agreement (the "Filed Company SEC Documents") or in the Company Disclosure
                ---------------------------
Letter, since December 31, 1997, the Company has conducted its business only in the ordinary course, and during such period there has not been:

          (i) any change (which would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect) in the Company's interest (as of December 31, 1997) in any oil and gas exploration license, lease, area of mutual interest agreement, concession agreement, production sharing contract, operating service agreement or other agreement or arrangement evidencing an interest in hydrocarbons (an "Oil and Gas
                                                             -----------
     Interest"), or in any corporation, partnership or joint venture arrangement
     --------
     which holds an Oil and Gas Interest, including, without limitation, the imposition of any Lien on any Oil and

     Gas Interest other than (A) the terms and conditions of all leases, contracts for sale, purchase, exchange, refining or processing of hydrocarbons, unitization and pooling designations, declarations, orders and agreements, gas balancing or deferred production agreements, processing agreements and plant agreements, pipeline, gathering and transportation agreements, (B) easements, rights of way, servitudes, permits, surface leases and other rights with respect to surface obligations, (C) Liens for taxes or assessments not yet delinquent or being protested in good faith by appropriate action brought in the normal course, and (D) materialmen's, mechanic's, repairman's, employee's, contractor's, operator's and other similar Liens or charges, in all cases arising in the ordinary course of business and which were not made in violation of Section 5.01 (collectively, "Permitted Encumbrances");
                     ----------------------

          (ii) any acquisition of, or any ongoing negotiations to acquire, any Oil and Gas Interest, or any interest in a corporation, partnership or joint venture arrangement which holds an Oil and Gas Interest, that, individually or in the aggregate, involves or would involve a required commitment by the Company to make an investment or expenditure in excess of $10,000,000;

          (iii) any change in the Company's petrochemical business (as in existence on December 31, 1997), including, without limitation, the Company's interest in the Geismar, Louisiana, olefins plant and the Company's role as operator thereof (the Company's petrochemical business being collectively referred to herein as the "Petrochemicals Interests"),
                                                   ------------------------
     the acquisition or building of new petrochemicals capacity or expansion of existing petrochemicals capacity, or disposition of (including by way of a contribution of assets or otherwise), all or any portion of the Petrochemical Interests or the alteration or amendment of any contracts relating to any Petrochemicals Interests but excluding, in each case, any change that would not reasonably be expected to have a Company Material Adverse Effect;

          (iv) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock (other than regular quarterly cash dividends not in excess of $.05 per share of Company Common Stock with usual record and payment dates and in accordance with the Company's present dividend policy and regular quarterly cash dividends with respect to the Series A Preferred), or any repurchase for value by the Company of any Company Capital Stock;

          (v) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

          (vi) (A) any granting by the Company or any Company Subsidiary to any director or executive officer of the Company or any Company Subsidiary of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1997, (B) any granting by the Company or any Company Subsidiary to any such director or executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of December 31, 1997, or (C) any entry by the Company or any Company Subsidiary into any employment, severance or termination agreement with any such director or executive officer;

          (vii) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP; or

          (viii) unless Parent has otherwise agreed pursuant to Section 5.01(a), any action taken by the Company or any Company Subsidiary that would be prohibited after the date of this Agreement by Section 5.01(a) hereof, other than any of clauses (iv), (v), (xi), and (xvii) (insofar as clause
     (xvii) relates to clauses (iv), (v) and (xi)) of Section 5.01(a).

          SECTION 3.09.  Taxes.  (a)  Each of the Company, each Company
                         ------
Subsidiary and each affiliated, combined, consolidated or unitary group of which the Company or any Company Subsidiary is or has been a member (a "Company
                                                                  -------
Affiliated Group") has timely filed, or has caused to be timely filed on its
----------------
behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns would not, individually or in the aggregate, have a Company Material

Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed by the Company, any Company Subsidiary or any Company Affiliated Group, have been timely paid, except to the extent that any failure to pay would not, individually or in the aggregate, have and would not reasonably be expected to have a Company Material Adverse Effect.

          (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries (including by virtue of being or having been a member of a Company Affiliated Group) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, would not have and would not reasonably be expected to have a Company Material Adverse Effect. There is no audit, examination, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any Company Subsidiary or any Company Affiliated Group which matter would, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect.

          (c) The Company and each Company Subsidiary have complied with all rules and regulations relating to the withholding of Taxes, except to the extent failure to comply would not, individually or in the aggregate, have and would not reasonably be expected to have a Company Material Adverse Effect.

          (d)  For purposes of this Agreement:

          "Taxes" shall include all forms of taxes, levies, imposts, duties,
           -----
charges or withholdings, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

          "Tax Return" shall mean all Federal, state, local, provincial and
           ----------
foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

          SECTION 3.10.  Absence of Changes in Benefit Plans.  Except as
                         ------------------------------------
disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, from December 31, 1997 to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, welfare, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary except any such plan, arrangement or understanding the Company has adopted as required by law (collectively, "Company Benefit Plans"). Except as
                                           ---------------------
disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, to the Knowledge of the Company, as of the date of this Agreement there are not any employment, consulting, indemnification severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former employee, officer or director of the Company or any Company Subsidiary.

          SECTION 3.11.  ERISA Compliance; Excess Parachute Payments.  (a)  The
                         --------------------------------------------
Company Disclosure Letter contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company
                          -----                                      -------
Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of
-------------
ERISA) and all other Company Benefit Plans maintained, or contributed to, by the Company or any Company Subsidiary for the benefit of any current or former employees, officers or directors of the Company or any Company Subsidiary. The Company has used its best efforts to make available to Parent true, complete and correct copies in all material respects of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a description thereof), (ii) the most recent annual report on Form 5500 and Schedule B thereto (including any related actuarial valuation report) filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan.

          (b) Except as disclosed in the Company Disclosure Letter, all Company Pension Plans intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the Knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. The Company has made available to Parent true, complete and correct copies of the determination letters referred to herein.

          (c) Except as disclosed in the Company Disclosure Letter with respect to ENSTAR Corporation, no Company Pension Plan, other than any Company Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Company Multiemployer Pension Plan"), had, as of the respective last annual valuation date for each such Company Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to Parent. None of the Company Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of the Company, any Company Subsidiary, any officer of the Company or any Company Subsidiary or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Company Subsidiary or any officer of the Company or any Company Subsidiary to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA. None of such Company Benefit Plans and trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the disclosure requirements of Section 4043.1 et seq., promulgated by the Pension
                                          -- ---
Benefit Guaranty Corporation, have not been waived with respect to any Company Benefit Plan during the last five years. Neither the Company nor any Company Subsidiary has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any of the Multiemployer Pension Plan.

          (d) Except as disclosed in the Company Disclosure Letter, to the Knowledge of the Company, each Company Benefit Plan complies in all material respects with and has been administered, operated and maintained in all material respects in compliance with all applicable provisions of ERISA, the Code and other applicable laws.

          (e) With respect to each Company Benefit Plan, no action, suit, grievance, claim, arbitration or other manner of litigation with respect to the assets of such Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrator review procedures have not been exhausted) is pending, or to the Company's Knowledge, threatened or imminent against or with respect to the Company Benefit Plans or any Company Benefit Plan sponsor or fiduciary (as defined in Section 3(21) of ERISA).

          (f) With respect to any Company Benefit Plan that is an employee welfare benefit plan, except as disclosed in the Company Disclosure Letter, (i) no such Company Benefit Plan is unfunded or funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code), (ii) each such Company Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), complies with the applicable requirements of
Section 4980B(f) of the Code and (iii) each such Company Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company and the Company Subsidiary on or at any time after the Effective Time except as otherwise provided in this Agreement.

          (g) Other than payments that may be made to the persons listed in the Company Disclosure Letter (the "Primary Company Executives"), any amount that
                                --------------------------
could be received (whether in cash or property or the vesting of property) as a result of the Offer, the Merger or any other Transaction by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). Set forth in the Company Disclosure Letter is (i) the estimated maximum amount that could be paid to each Primary Company Executive as a result of the Offer, the Merger and the other Transactions under all employment, severance and termination agreements, other compensation arrangements and Company Benefit Plans currently in effect and (ii) the "base amount" (as defined in Section 280G(b)(3) of the Code) for each Primary Company Executive calculated as of the date of this Agreement.

          SECTION 3.12.  Litigation.  Except as disclosed in the Filed Company
                         -----------
SEC Documents, there is no suit, action or proceeding not disclosed in the Company Disclosure Letter pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary that has had or would reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.13.  Environmental Matters; Compliance with Laws.  (a)
                         -------------------------------------------
Except as disclosed in the Filed Company SEC Documents, there are no claims, investigations or administrative actions not disclosed in the Company Disclosure Letter pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary arising from or related to the harmful effects of, or the removal or remediation of, hazardous substances or pollutants that has had or would be reasonably expected to have a Company Material Adverse Effect.

          (b) Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, to the Knowledge of the Company, the Company and the Company Subsidiaries are in compliance with all Applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. This Section 3.13 does not relate to matters with respect to Taxes, which are the subject of Section 3.09.

          SECTION 3.14.  Title to Properties.  Except as set forth in the
                         --------------------
Company Disclosure Letter, as of the date of this Agreement, each of the Company and each of the Significant Company Subsidiaries has good title to, or valid leasehold or other ownership interests or rights in, all its properties and assets except:

          (i) for such interest or rights as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business, and

          (ii) for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not interfere with its ability to conduct its business as currently conducted to the extent that such interference would not reasonably be expected to have a Company Material Adverse Effect.

     As of the date of this Agreement, none of the Company and the Significant Company Subsidiaries' properties and assets are subject to any Liens (other than Permitted Encumbrances) that, in the aggregate, interfere with the ability of the Company and the Company Subsidiaries to conduct business as currently conducted to an extent that have had or would reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.15.  Confidentiality and Other Agreements.  (a)  The Company
                         -------------------------------------
has no confidentiality agreement or standstill agreement with any third party with respect to a Company Takeover Proposal by such third party (each, a "Company Confidentiality Agreement") in effect as of the date of this Agreement
----------------------------------
that has not been provided to Parent or Sub, other than those Company Confidentiality Agreements that are prohibited by their terms from being disclosed to Parent or Sub.

          (b) Except as set forth in the Company Disclosure Letter, none of the Company or any of its subsidiaries is subject to any noncompetition or similar agreement that prohibits or restricts the Company or any of its affiliates from engaging in any business or other activities.

          SECTION 3.16.  Brokers; Schedule of Fees and Expenses.  No broker,
                         ---------------------------------------
investment banker, financial advisor or other person, other than Salomon Brothers Inc, Smith Barney Inc. and Petrie Parkman & Co., Inc. (the "Financial
                                                                     ---------
Advisors"), the fees and expenses of which will be paid by the Company, is
--------
entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger or any of the other Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary or affiliate of the Company. The estimated fees and expenses incurred and to be incurred by the Company in connection with the Offer, the Merger and the other Transactions (including the fees of the Financial Advisors and the fees of the Company's legal counsel) are set forth in the Company Disclosure Letter.

The Company has furnished to Parent a true and complete copy of all agreements between the Company and the Financial Advisors relating to the Offer, the Merger and the other Transactions.

          SECTION 3.17.  Opinion of Financial Advisor.  The Company has received
                         -----------------------------
the opinion of each of the Financial Advisors, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the holders of the shares of Company Common Stock is fair to the Company's stockholders from a financial point of view, a signed copy of which opinion has been delivered to Parent.

                                   ARTICLE IV

                Representations and Warranties of Parent and Sub
                ------------------------------------------------

          Parent and Sub, jointly and severally, represent and warrant to the Company as follows:

          SECTION 4.01.  Organization, Standing and Power. (a) Each of Parent
                         ---------------------------------
and Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its businesses as presently conducted.

          SECTION 4.02. Sub.  (a)  Since the date of its incorporation, Sub has
                        ----
not carried on any business or conducted any operations other than the execution of the Transaction Agreements to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

          (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

          SECTION 4.03.  Authority; Execution and Delivery; Enforceability.
                         --------------------------------------------------
Each of Parent and Sub has all requisite corporate power and authority to execute each Transaction Agreement to which it is a party and to consummate the Transactions. The execution and delivery by each of Parent and Sub of each Transaction Agreement to which it is a party and the consummation by it of the Transactions have been duly authorized by all necessary corporate action as the part of Parent and Sub. Parent, as sole stockholder of Sub, has approved and adopted this Agreement. Each of Parent and

Sub has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          SECTION 4.04.  No Conflicts; Consents.  The execution and delivery by
                         -----------------------
each of Parent and Sub of each Transaction Agreement to which it is a party, do not, and the consummation of the Offer, the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the charter or organizational documents of Parent or any of its subsidiaries, (ii) any Contract to which Parent or any of its subsidiaries is a party or by or to which any of their respective properties or assets is bound or subject or (iii) subject to the filings and other matters referred to in the following sentence, any Judgment or Applicable Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to prevent or materially delay the ability of Parent to consummate the Offer, the Merger and the other Transactions (a "Parent Material Adverse Effect"). No Consent of, or registration,
    ------------------------------
declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its subsidiaries in connection with the execution, delivery and performance of any Transaction Agreement to which Parent or Sub is a party or the consummation of the Transactions, other than (i) compliance with and filings under (A) the HSR Act and (B) the EC Regulations and the rules and regulations of any Governmental Entity to which a reference is made pursuant to the EC Regulations, (ii) the filing with the SEC of (A) the Offer Documents and (B) such reports and statements under Sections 13 and 16 of the Exchange Act as may be required in connection with this Agreement and the Company Stockholder Agreement, the Offer, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) compliance with and such filings as may be required under applicable environmental laws, (v) such filings as may be required in connection with the taxes described in Section 6.09, (vi) filings under any applicable state takeover law and

(vii) such other items (A) required solely by reason of the participation of the Company (as opposed to any third party) in the Transactions, (B) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect or (C) as are set forth in the letter, dated as of the date of this Agreement, from Parent to Sub.

          SECTION 4.05.  Information Supplied.  None of the information supplied
                         ---------------------
or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

          SECTION 4.06.  Brokers.  No broker, investment banker, financial
                         --------
advisor or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other Transactions based upon arrangements made by or on behalf of Parent.

          SECTION 4.07.  Financing.  Parent and Sub have funds available
                         ----------
sufficient to consummate the Offer and the Merger on the terms contemplated by this Agreement, and, at the expiration of the Offer and the Effective Time, Parent and Sub will have available all of the funds necessary for the acquisition of all shares of Common Stock pursuant to the Offer and the Merger, as the case may be, and to perform their respective obligations under this Agreement.

          SECTION 4.08.  Litigation.  As of the date hereof, to the knowledge of
                         -----------
Parent, no person has filed any action or suit against Parent with respect to this Agreement and the Transactions.

          SECTION 4.09.  Interested Stockholder. Immediately prior to the
                         ----------------------
execution and delivery of this Agreement and the Company Stockholder Agreement, neither Parent nor Sub was an "interested stockholder" of the Company, as such term is defined in Section 203(c)(5) of the DGCL.

                                   ARTICLE V

                   Covenants Relating to Conduct of Business
                   -----------------------------------------

          SECTION 5.01.  Conduct of Business.  (a)  Except for matters set forth
                         --------------------
in the Company Disclosure Letter or otherwise contemplated by the Transaction Agreements, unless Parent shall otherwise agree, from the date of this Agreement to the Effective Time or earlier termination of this Agreement, the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course consistent with past practice except as required to comply with changes in applicable law occurring after the date hereof (subject to the express restrictions set forth below in this Section 5.01, including, without limitation, the restrictions of clauses (iv) and (v) below) and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organization and keep available the services of its current officers and employees to maintain its goodwill and ongoing business. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise contemplated by the Transaction Agreements, unless Parent shall otherwise agree, and except as required to comply with changes in applicable law occurring after the date hereof, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of
Parent:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (other than regular quarterly cash dividends not in excess of $.05 per share of Company Common Stock with usual record and payment dates and in accordance with the Company's present dividend policy and regular quarterly cash dividends with respect to the Series A Preferred), other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Common Stock (and associated Company Rights) upon the exercise of Company Stock Options outstanding on the date of this Agreement or under the Company's Savings Plan for Salaried Employees, Deferred Compensation Plan or the defined contribution retirement plan for employees of Virginia Indonesia Company, and in accordance with their present terms;

          (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) enter into, or amend, any material technical contract, long-term drilling rig contract, agreement to sell, purchase or share seismic and other geological or geophysical data, or any material contract for the purchase or sale of oil, gas, LPG, LNG, ethylene, propylene or other hydrocarbon or petrochemical products, other than in the ordinary course of business consistent with past practice;

          (v) (A) enter into, or amend, or negotiate to enter into or amend, any farm-out or farm-in arrangement, area of mutual interest agreement, exploration license, lease, concession agreement, production sharing contract, operating service agreement or similar agreement or arrangement evidencing an interest in hydrocarbons, or participate in any bidding group, bidding round or public hearing with respect thereto, (B) acquire, or negotiate to acquire, any interest in a corporation, partnership or joint venture arrangement which holds an oil and gas interest of the type described in the foregoing clause (A), (C) sell, transfer, assign, relinquish or terminate (other than relinquishments or terminations required by the terms of existing agreements) or negotiate to take any such action with respect to, the Company's interest (as of the date of this Agreement) in any oil and gas exploration license, lease, area of mutual interest agreement, concession agreement, production sharing contract, operating service agreement or other agreement or arrangement evidencing an interest in hydrocarbons, or in the equity or debt securities of any corporation, partnership or joint venture arrangement which holds such an interest, including, without limitation, the imposition of any Lien (other than Permitted Encumbrances) on any of the foregoing, (D) give, or negotiate to give, any approvals relating to development plans, work plans, budgets or capital expenditure commitments in connection with any oil and gas interests of the type described in the foregoing clause (C), other than expenditures in the existing capital expenditure budget disclosed in the Company Disclosure Letter, or (E) make any change in the Petrochemical Interests, including, without limitation, the imposition of any Lien (other than Permitted Encumbrances) thereon, or enter into any agreements or negotiations to acquire or build new petrochemicals capacity or expand existing petrochemicals capacity, or dispose of (including, by way of a contribution of assets or otherwise), all or any portion of the Petrochemical Interests, or to alter or amend, in any material respect, any contracts relating to the Petrochemical Interests, other than in the ordinary course of business consistent with past practice;

          (vi) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole;

          (vii) (A) grant to any officer or director of the Company or any Company Subsidiary any increase in compensation, except in the ordinary course of business consistent with prior practice or to the extent required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) grant to any employee, officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, except to the extent required under any agreement in effect as of December 31, 1997, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any such employee, officer or director, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan or (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Company Benefit Plan;

          (viii) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP or by operation of law;

          (ix) sell, lease, license or otherwise dispose of or subject to any Lien any properties or assets, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

          (x) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings or trade obligations incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

          (xi) make or agree to make any new capital expenditure or expenditures (other than expenditures in the existing capital expenditure budget disclosed in the Company Disclosure Letter) that, individually, is in excess of $1,500,000 or, in the aggregate, are in excess of $5,000,000;

          (xii) make any material Tax election or settle or compromise any material Tax liability or refund, consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or action, if any such election, settlement, compromise, consent or other action would have the effect of increasing the Tax liability or reducing any net operating loss, foreign tax credit, net capital loss or any other credit or tax attribute of the Company or any of the Company Subsidiaries (including, without limitation, deductions and credits related to alternative minimum Taxes);

          (xiii) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company against fluctuations in commodities prices or currency exchange rates, except agreements or arrangements entered into in the ordinary course of business consistent with past practice;

          (xiv) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms or the terms of this Agreement, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party;

          (xv) make any material change (including failing to renew) in the amount or nature of the insurance policies covering the Company and the Company Subsidiaries, other than pursuant to the terms of such existing policies as of the date of this Agreement;

          (xvi) enter into any agreements in connection with, or negotiate to give any approvals to, the amendment, extension, modification or waiver of any of the terms and conditions (as in effect on the date of this Agreement) of the Indonesian Participating Units issued by Unimar Company, or any guarantee or "keep well" or other agreement to maintain any financial condition with respect thereto; or

          (xvii) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in any Transaction Agreement to which it is a party that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 5.02, any condition to the Offer set forth in Exhibit A, or any condition to the Merger set forth in Article VII, not being satisfied.

          (c) The Company shall promptly advise Parent orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Company Material Adverse Effect.

          SECTION 5.02.  No Solicitation.  (a)  The Company shall not, nor shall
                         ----------------
it permit any Company Subsidiary to, nor shall it authorize any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any Company Subsidiary (collectively, "Company
                                                                         -------
Representatives") to, and will use its reasonable best efforts to ensure that
---------------
none of the Company Representatives shall, (i) solicit, initiate or encourage the submission of, any Company Takeover Proposal, (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, a Company Takeover Proposal; provided,
                                                                      --------
however, that, at any time during the period following the execution of the
-------
Agreement and prior to the consummation of the Offer (the "Applicable Period"),
                                                           -----------------
the Company may, in response to a Company Superior Proposal (as defined in
Section 5.02(b), including the determination by the Company Board set forth in such definition) that was not solicited by the Company or any Company Representative and that did not otherwise result from a breach or a deemed breach of this Section 5.02(a), and subject to providing prior written notice of its decision to take such action to Parent (the "Company Notice") and compliance
                                             --------------
with Section 5.02(c), for a period of no more than ten business days following delivery of the Company Notice (which period shall be extended to the end of the 48-hour period following the receipt by Parent of the notice from the Company that it is prepared to accept a Company Superior Proposal referred to in Section 5.02(b)), (x) furnish information with respect to the Company to any person making a Company Superior Proposal pursuant to a customary confidentiality agreement as determined by the Company after consultation with its outside counsel, and (y) participate in discussions or negotiations regarding such Company Superior Proposal. Without limiting the foregoing, it is agreed that any action that is in violation of or inconsistent with the restrictions set forth in the preceding sentence by any executive officer of the Company or any Company Subsidiary or any Company Representative or affiliate of the Company, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 5.02(a) by the Company. For purposes of this Agreement, "Company
                                                                         -------
Takeover Proposal" means any inquiry, proposal or offer from any person relating
-------- --------
to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and the Company Subsidiaries taken as a whole, or 15% or more of any class of equity securities of the Company or any Significant Company Subsidiary, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any Company Subsidiary, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Company Subsidiary, other than the transactions contemplated by this Agreement. The Company shall be permitted to deliver only one Company Notice with respect to each person making a Company Superior Proposal.

          (b) Except as expressly permitted by this Section 5.02, neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Company Board or any such committee of this Agreement, the Offer or the Merger, (ii) approve or cause the Company to enter into any letter of intent, agreement in principle or any legally binding acquisition agreement or similar agreement (any such legally binding agreement, a "Company Acquisition
                                                             -------------------
Agreement") relating to any Company Takeover Proposal or (iii) approve or
---------
recommend, or propose to publicly approve or recommend, any Company

Takeover Proposal. Notwithstanding the foregoing, if the Company has received a Company Superior Proposal and if Sub has not accepted for payment any shares of Company Common Stock tendered pursuant to the Offer, the Company Board may (subject to this and the following sentences) terminate this Agreement, but only at a time that is during the Applicable Period and is more than 48 hours following Parent's receipt of written notice advising Parent that the
Company Board is prepared to accept such Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the person making such Company Superior Proposal; provided, however,
                                                              --------  -------
that (x) at the time of such termination, such Proposal continues to be a Company Superior Proposal, taking into account any amendment of the terms of the Offer or the Merger by Parent or any proposal by Parent to amend the terms of this Agreement, the Offer or the Merger or any other Company Takeover Proposal made by Parent (a "New Parent Proposal"), and (y) concurrently with or
                   --- ------ --------
immediately after such termination, the Company Board shall cause the Company to enter into a Company Acquisition Agreement with respect to such Company Superior Proposal. For purposes of this Agreement, a "Company Superior Proposal" means
                                             ------- -------- --------
any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the outstanding shares of Company Common Stock or all or substantially all the assets of the Company and otherwise on terms which the Company Board determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) (x) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the third party making such proposal, and (y) provides greater value to the holders of Company Common Stock (specifically taking into account the expected value of the consideration to be received by the holders of Company Common Stock on the date such consideration is expected to be received by such holders) than the cash consideration to be received by such stockholder pursuant to the Offer and the Merger, as the Offer and the Merger may be amended from time to time, or the value to the holders of Company Common Stock to be provided by any New Parent Proposal (specifically taking into account the expected value of the consideration expected to be received in the Offer, the Merger or any New Parent Proposal by the holders of Company Common Stock on the date such consideration is expected to be received by such holders).

          (c) In addition to the obligations of the Company set forth in Sections 5.02(a) and 5.02(b), the Company promptly shall advise Parent orally and in writing of any Company Takeover Proposal or any inquiry or request for information with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, the identity of the person making any such Company Takeover Proposal or inquiry or request for information and the material terms of any such Company Takeover Proposal or inquiry or request for information. The Company shall (i) keep Parent fully informed of the status including any change to the material terms of any such Company Takeover Proposal or inquiry or request for information and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company or any Company Representative or any affiliate of the Company from any third party in connection with any Company Takeover Proposal or inquiry or request for information or sent or sent or provided by the Company or any Company Representative or any affiliate of the Company to any third party in connection with any Company Takeover Proposal or inquiry or request for information; provided, however, that the Company shall
                                    --------  -------
not be required to provide any nonpublic information specified in this clause
(ii) regarding the business or financial condition or prospects of such third party if the Company is prohibited from disclosing such information pursuant to a legally binding confidentiality agreement.

          (d) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that
                                                        --------  -------
neither the Company nor its Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or in connection with the Offer or the Merger, or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal.

                                   ARTICLE VI

                             Additional Agreements
                             ---------------------

          SECTION 6.01.  Preparation of Proxy Statement; Stockholders Meeting.
                         -----------------------------------------------------
(a) If the approval and adoption of this Agreement by the Company's stockholders is required by law, the Company shall, at Parent's request, as soon as practicable following the expiration of the Offer, prepare and file with the SEC the Proxy Statement in preliminary form, and the Company shall use its best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. The Company shall use its best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC.

          (b) If the approval and adoption of this Agreement by the Company's stockholders is required by law, the Company shall, if requested by Parent and as soon as practicable following the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company
                                                                -------
Stockholders Meeting") for the purpose of seeking the Company Stockholder
--------------------
Approval. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal. Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of Company Capital Stock, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting in accordance with Section 253 of the DGCL.

          (c) Subject to any restrictions imposed by Applicable Law, Parent shall cause all shares of Common Stock purchased pursuant to the Offer and all other shares of Common Stock owned by Sub or any other subsidiary of Parent to be voted to adopt and approve this Agreement and the Merger at the Company Stockholders Meeting or, at the election of Parent, shall consent in writing to adoption and approval of this Agreement and the Merger pursuant to Section 228 of the DGCL.

          SECTION 6.02.  Access to Information; Confidentiality.  The Company
                         ---------------------------------------
shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's directors, officers, employees, accountants, counsel, financial advisers, financing sources and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request, subject to legally binding confidentiality restrictions with third parties. All nonpublic information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated as of April 25, 1998 between the Company and Parent (the "Confidentiality Agreement").
                                     -------------------------

          SECTION 6.03.  Reasonable Efforts; Notification. (a)  Upon the terms
                         ---------------------------------
and subject to the conditions set forth in this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Company Stockholder Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Agreements. In connection with and without limiting the foregoing, the Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement or the Company Stockholder Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Company Stockholder Agreement, take all action necessary to ensure that the Offer, the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other Transactions. Nothing in this Agreement shall be deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to take any action that would result in any of the consequences referred to in paragraph (a) of Exhibit A.

          (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in any Transaction Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Agreement; provided,
                                                                  --------
however, that no such notification shall affect the representations, warranties,
-------
covenants or agreements of the parties or the conditions to the obligations of the parties under any Transaction Agreement.

          SECTION 6.04.  Stock Options.  (a)  Prior to the consummation of the
                         --------------
Offer, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall have adopted such resolutions or taken such other actions as are required to ensure that all Company Stock Options and all Company SARs heretofore granted under any Company Stock Plan that are outstanding at the Effective

Time shall not give the holder thereof the right to receive any capital stock of Parent, the Company or the Surviving Corporation after the Effective Time or to receive from Parent, the Company or the Surviving Corporation any consideration other than an amount of cash equal to the Option Spread.

          (b)  In this Agreement:

          "Company Stock Option" means any option to purchase Company Common
           --------------------
     Stock granted under any Company Stock Plan.

          "Company SAR" means any stock appreciation right linked to the price
           -----------
     of Company Common Stock and granted under any Company Stock Plan.

          "Company Stock Plans" means the plans providing for the grant of
           -------------------
     Company Stock Options or any other issuance of Company Capital Stock and listed in the Company Disclosure Letter.

          SECTION 6.05.  Benefit Plans.  (a) Parent shall cause the Surviving
                         --------------
Corporation to (i) maintain for a period of one year after the Effective Time the Company Benefit Plans (other than plans providing for the issuance of Company Capital Stock or based on the value of Company Capital Stock) in effect on the date of this Agreement or (ii) make available to employees of the Company and the Company Subsidiaries (including employees transferred to employment with Parent or other subsidiaries of Parent) the employee benefit plans of Parent and its subsidiaries that are provided to similarly situated employees of Parent and its subsidiaries.

          (b) Following the Effective Time, Parent shall cause the Company and its subsidiaries to honor (subject to this Section 6.05 and Section 6.06) all obligations under any contracts, agreements and commitments of the Company and its subsidiaries prior to the date hereof (or as established or amended in accordance with or permitted by this Agreement) the existence of which does not constitute a violation of the terms of this Agreement, which apply to any current or former employee, or current or former director of the parties hereto or any of their subsidiaries; provided, however, that this undertaking is not
                              --------  -------
intended to prevent the Company or any subsidiary of the Company from enforcing such contracts, agreements and commitments in accordance with their terms, including, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement or commitment.

          (c) Nothing herein shall be construed as giving any employee of the Company or any Company Subsidiary any right to continued employment following the Effective Time.

          (d) Parent agrees that for purposes of any of the Company Benefit Plans conferring rights on a current or former employee, officer or director as a result of a change of control of the Company, the consummation of the Merger shall be deemed to constitute a "Change of Control" (as that term is defined in such Company Benefit Plans).

          (e) If any employee or officer of the Company or any of the Company Subsidiaries becomes a participant in any employee benefit plan, program, practice or policy of Parent or any subsidiary of Parent or the Surviving Corporation, such employee or officer shall be given credit thereunder for all service prior to the Effective Time with the Company and the Company Subsidiaries or any predecessor employer (to the extent such credit was given by the Company) for purposes of eligibility and vesting (but not for benefit accrual purposes), except to the extent that crediting such service would result in duplication of benefits.

          (f) For a period of two years from the consummation of the Offer, if any segment or business of the Company or the Company Subsidiaries (a "Segment")
                                                                       -------
is sold or otherwise disposed of, Parent agrees, and shall cause the Surviving Corporation to agree, to provide, or cause the buyer of or other successor to such Segment to provide, each employee whose employment is involuntarily terminated after such sale or other disposition with severance benefits which are no less favorable than the severance benefits to which such employee would have been entitled had such employee's employment instead then been involuntarily terminated by the Company or the Company Subsidiaries, pursuant to the Company Benefit Plans existing as of the date hereof, but only to the extent that the obligations of the Company and the Company Subsidiaries under the Company Benefit Plans have not been discharged prior to such involuntary termination of employment. For the purposes of this Section 6.05(f) the term "involuntarily terminated" shall be used as such term is used in the relevant Company Benefit Plans.

          (g) On or before 90 days after the Closing Date, Parent shall (i) notify each management employee who is a participant in the Company's Executive Severance Plan (a "Participant") as to whether Parent intends to continue the employment of such Participant or to terminate the employment of such Participant, (ii) with respect to each Participant whose employment Parent intends to terminate, notify such Participant of the effective date of such termination and the details of the terms and conditions of such Participant's employment intended by Parent to be applicable prior to the date of such termination, and (iii) with respect to each Participant to whom Parent intends to offer continued employment, notify such Participant of any desired changes Parent would make in the terms and conditions of such Participant's employment.

          (h) Parent shall maintain, or shall cause the Surviving Corporation or its successors to maintain, with respect to employees and former employees (and their eligible dependents) of the Company and the Company Subsidiaries who are participating in the Company's retiree medical plan as of the Effective Time or who should be eligible to participate in the Company's retiree medical plan if they retired as of the later of (i) the Effective Time or (ii) in the case of an employee who is involuntarily terminated for purposes of any Company severance plan (as currently in effect), as of the end of the salary continuation period under such severance plan, retiree medical coverage that is consistent with the retiree medical coverage provided to similarly situated employees and former employees of the Parent and its subsidiaries at such time.

          (i) Without regard to whether the Company's Salaried Employees' Pension Plan (the "CSEPP") or the Company's Supplemental Retirement Plan II (the
                   -----
"SERP") are continued following the Effective Time, Parent shall cause the
 ----
benefits provided by Section 1.01(30)(C) of the CSEPP and Paragraphs (iv), (v) and (vi) of Article V of the SERP (pertaining to additional service credit under such plans for certain participants who are involuntarily terminated), with respect to employees of the Company as of the Effective Time who are involuntarily terminated from employment with Parent or any subsidiary of Parent within two years after the Effective Time, to be continued for a period of not less than two years following the Effective Time.

          (j) At Parent's election, the Company shall amend the CSEPP and Savings Plan for Salaried Employees to cause all employees of the Company and the Company Subsidiaries to become 100% vested in their accrued benefits under such plans as of the Effective Time. In all cases, any employee of the Company or a Company Subsidiary who is a participant in the CSEPP or the Savings Plan for Salaried Employees as of the Effective Time shall become 100% vested in his or her accrued benefits under such plans if and when such employee is involuntarily terminated within two years of the Effective Time.

          SECTION 6.06. Indemnification.  (a)  Parent shall, to the fullest
                        ----------------
extent permitted by law, cause the Surviving Corporation to honor all the Company's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the Company and the Company Subsidiaries for acts or omissions by such directors and officers occurring at or prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the Company By-laws, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-laws and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

          (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided,
                                                                --------
however, that Parent shall not be obligated to make annual premium payments for
-------
such insurance to the extent such premiums exceed 300% of the annual premiums paid as of the date hereof by the Company for such insurance (such 300% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all,
     ---------------
or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium;

provided further, if such insurance coverage cannot be obtained at all, Parent
-------- -------
shall purchase all available extended reporting periods with respect to pre-existing insurance in an amount which, together with all other insurance purchased pursuant to this Section 6.06(b), does not exceed the Maximum Premium. The Company represents to Parent that the Maximum Premium is $1,899,000. Parent agrees, and will cause the Company, not to take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the individuals referred to in this Section 6.06(b).

     (c) From and after the consummation of the Offer, to the full extent permitted by the law, Parent shall, and shall cause the Company (or any successor to the Company) to, indemnify, defend and hold harmless the present officers and directors of the Company and its subsidiaries (each an "Indemnified
                                                                     -----------
Party") against all losses, claims, damages, liabilities, fees and expenses
-----
(including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement (collectively, "Losses") arising out of actions or omissions occurring at or prior to the Effective Time in connection with this Agreement, the Company Stockholder Agreement, the Offer, the Merger and the other Transactions; provided, however, that an Indemnified Party shall not be entitled
              --------  -------
to indemnification under this Section 6.06(c) for Losses arising out of actions or omissions by the Indemnified Party constituting (i) a breach of this Agreement or the Company Stockholder Agreement, (ii) criminal conduct or (iii) any violation of federal, state or foreign securities laws. In order to be entitled to indemnification under this Section 6.06(c), an Indemnified Party must give Parent and the Company prompt written notice of any third party claim which may give rise to any indemnity obligation under this Section 6.06(c), and Parent and the Company shall have the right to assume the defense of any such claim through counsel of their own choosing, subject to such counsel's reasonable judgment that separate defenses that would create a conflict of interest on the part of such counsel are not available. If Parent and the Company do not assume any such defense, they shall be liable for all reasonable costs and expenses of defending such claim incurred by the Indemnified Party, including reasonable fees and disbursements of counsel and shall advance such reasonable costs and expenses to the Indemnified Party; provided, however, that
                                                        --------  -------
such advance shall be made only after receiving an undertaking from the Indemnified Party that such advance shall be repaid if it is determined that such Indemnified Party is not entitled to indemnification therefor. Neither Parent nor the Company shall be liable under this Section 6.06(c) for any Losses resulting from any settlement, compromise or offer to settle or compromise any such claim or litigation or other action, without the prior written consent of Parent and the Company.

          (d) The Company shall not, and Parent shall not permit the Company to, amend or repeal any provision of the certificate of incorporation or by-laws of the Company after the consummation of the Offer if such action would adversely affect the rights of individuals who on or prior to the consummation of the Offer were entitled to advances, indemnification or exculpation thereunder, for actions or omissions by such individuals prior to the Effective Time.

The individuals referred to in the preceding sentence shall include any individuals serving as directors or officers of any subsidiaries of the Company at the Company's request, it being acknowledged by the parties hereto that each director or officer of the Company who is currently serving as a director or officer of a subsidiary of the Company is doing so at such request of the Company.

          (e) In the event the Surviving Corporation or any successor to the Surviving Corporation (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors of the Surviving Corporation honor the obligations of the Company set forth in this Section 6.06.

          SECTION 6.07.  Fees and Expenses.  (a)  Except as provided below, all
                         -----------------
fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          (b)  The Company shall pay to Parent a fee of $85,000,000 if:

          (i) the Company terminates this Agreement pursuant to Section 8.01(d);

          (ii) (A) after the date of this Agreement and prior to the termination of this Agreement, any person makes a Company Takeover Proposal, (B) the Offer shall have remained open until the scheduled expiration date immediately following the date such Company Takeover Proposal is made, (C) the Minimum Tender Condition is not satisfied at the expiration of the Offer, (D) this Agreement is terminated pursuant to Section 8.01(b)(iii) and (E) within 12 months of the date of termination of this Agreement, the Company executes a legally binding agreement or an agreement in principle pursuant to which any person, entity or group (other than Parent, Sub or any of their affiliates), in one transaction or a series of transactions, will acquire more than 50% of the outstanding Company Common Stock or assets of the Company through any open market purchases, merger, consolidation, tender or exchange offer, recapitalization, reorganization or other business combination (an "Acquisition Event"); or
                                        -----------------

          (iii) (A) after the date of this Agreement and prior to the termination of this Agreement, any person makes a Company Takeover Proposal, (B) this Agreement is terminated pursuant to Section 8.01(b)(iii) as a result of the failure of any condition set forth in paragraph (f) or
     (g) of Exhibit A, and (C) an Acquisition Event occurs within 12 months of the date of termination of this Agreement.

          Any fee due under this Section 6.07(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement in the case of a fee due under clause (i) of the preceding sentence, or on the date such Acquisition Event is consummated in the case of a fee due under clause (ii) or
(iii) of the preceding sentence. The payment of a fee pursuant to the foregoing clause (iii) as a result of any wilful breach by the Company of its representations, warranties or covenants shall in no way limit any remedy available to Parent or Sub for such breach, except that the receipt by Parent of such fee shall be taken into account in calculating any damages suffered by Parent or Sub as a result of such breach.

          SECTION 6.08.  Public Announcements.  (a) Parent and Sub, on the one
                         ---------------------
hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Offer, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

          (b) The Company shall give prior notice (which to the extent practicable shall be given in writing and on 24 hours' prior notice) to Parent and Sub of any proposed press release or other public statement not relating to the Offer, the Merger or any of the other Transactions, which notice shall include the text of such press release or public statement.

          SECTION 6.09.  Directors.  (a)  Promptly upon the acceptance for
                         ----------
payment of, and payment by Sub for, any shares of Common Stock pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Company Board as will give Sub, subject to compliance with Section 14(f) of the Exchange Act, representation on the Company Board equal to at least that number of directors, rounded up to the next whole number, which is the product of

(a) the total number of directors on the Company Board (giving effect to the directors elected pursuant to this sentence) multiplied by (b) the percentage that (i) such number of shares of Company Common Stock so accepted for payment and paid for by Sub plus the number of shares of Company Common Stock otherwise owned by Sub or any other subsidiary of Parent bears to
(ii) the number of such shares outstanding, and the Company shall, at such time, cause Sub's designees to be so elected; provided, however, that in the event
                                        --------  -------
that Sub's designees are appointed or elected to the Company Board, until the Effective Time the Company Board shall have at least three directors who are Directors on the date of this Agreement and who are not officers of the Company (the "Independent Directors"); and provided further that, in such event, if the
      ----------- ---------        -------- -------
number of Independent Directors shall be reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who shall not be officers, stockholders or affiliates of the Company, Parent or Sub, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company shall make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company shall promptly, at the option of Sub, use its best efforts to either increase the size of the Company Board or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to the Company Board as provided above.

          (b) Following the election or appointment of Sub's designees pursuant to this Section 6.09 and prior to the Effective Time, any amendment or termination of this Agreement, extension for the performance or waiver of the obligations of Parent or Sub or waiver of the Company's rights hereunder shall require the concurrence of a majority of the Independent Directors.

          SECTION 6.10.  Rights Agreement.  The Rights Agreement dated as of
                         -----------------
September 12, 1997, between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Company Rights Agreement"), has been amended as
                            ------------------------
provided in Exhibit B. Except as approved in writing by Parent, neither the Company nor the Company Board shall (i) amend the Company Rights Agreement, (ii) redeem the Company Rights or (iii) take any action with respect to, or make any determination under, the Company Rights Agreement.

          SECTION 6.11.  Stockholder Litigation.  The Company shall give Parent
                         -----------------------
the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any Transaction;

provided, however, that no such settlement shall be agreed to without Parent's
--------  -------
consent, which shall not be unreasonably withheld.

          SECTION 6.12.  Performance by Sub.  Parent shall cause Sub to comply
                         -------------------
with each of its obligations hereunder and pursuant to the Offer, including, without limitation, causing Sub to consummate the Offer and the Merger as contemplated herein, and Parent hereby guarantees the performance by Sub of such obligations.

          SECTION 6.13.  Dual Consolidated Losses.  If the Company or any
                         -------------------------
Company Subsidiary has any dual consolidated loss that would be subject to recapture under Treasury Regulation Section 1.1503-2(g)(2) as a result of the Offer, the Merger or the other Transactions, the Company or such Company Subsidiary shall use its best efforts in conjunction with Parent to file, prior to the date that the Company becomes a member of Parent's consolidated group, a request with the Internal Revenue Service to enter into a closing agreement under Treasury Regulation Section 1.1503-2(g)(2)(iv)(B) to avoid such recapture.


                                  ARTICLE VII

                              Conditions Precedent
                              --------------------

          SECTION 7.01.  Conditions to Each Party's Obligation To Effect The
                         ---------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger is subject
-------
to the
satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Stockholder Approval.  If required by law, the Company shall have
               ---------------------
obtained the Company Stockholder Approval.

          (b)  Antitrust.  The waiting period (and any extension thereof)
               ----------
applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any foreign antitrust law (including, without limitation, the EC Regulations), the absence of which would prohibit the consummation of the Merger, shall have been obtained or made.

          (c)  No Injunctions or Restraints.  No temporary restraining order,
               -----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of
                                               --------  -------
the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

          (d)  Purchase of Stock.  Sub shall have previously accepted for
               ------------------
payment and paid for Company Common Stock pursuant to the Offer.


                                  ARTICLE VIII

                       Termination, Amendment and Waiver
                       ---------------------------------

          SECTION 8.01.  Termination.  This Agreement may be terminated at any
                         ------------
time prior to the Effective Time, whether before or after the Company Stockholder Approval:

          (a) by mutual written consent of Parent, Sub and the Company;

          (b) by either Parent or the Company:

               (i) if the Merger is not consummated on or before January 31, 1999 (the "Outside Date"), unless the failure to consummate the Merger
                     ------------
          is the result of a wilful and material breach of any Transaction Agreement by the party seeking to terminate this Agreement; provided,
                                                                      --------
          however, that the passage of such period shall be tolled for any
          -------
          part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger;

               (ii) if any Governmental Entity issues an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

               (iii) if as the result of the failure of any of the conditions set forth in Exhibit A to this Agreement, the Offer shall have terminated or expired in accordance with its terms without Sub having purchased any shares of Company Common Stock pursuant to the Offer;

          (c) by Parent, if, prior to the consummation of the Offer (and other than during any Parent Extension Period), the Company shall be in breach of any of its representations and warranties or fail to perform in any material respect any of its covenants and obligations contained in any Transaction Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Exhibit A (provided that Parent
                                                           --------
     is not then in wilful and material breach of any representation, warranty or covenant contained in any Transaction Agreement, and provided further,
                                                             -------- -------
     that such breach or failure to perform is not capable of being cured by the earlier of 15 days from the time it came to the Knowledge of the Company and the then scheduled expiration date of the Offer);

          (d) by the Company in accordance with Section 5.02(b); provided,
                                                                 --------
     however, that, in order for the termination of this Agreement pursuant to
     -------
     this clause (d) to be deemed effective, the Company shall have complied with all provisions contained in Section 5.02(b), including the notice provisions therein and with applicable requirements of Section 6.07, including the payment of the fee pursuant to Section 6.07(b);

          (e) by the Company, if, prior to the consummation of the Offer, the Parent or Sub shall be in breach of any of their representations and warranties or fail to perform in any material respect any of their covenants and obligations contained herein (provided, that the
                                                 --------

     Company is not then in wilful and material breach of any representation, warranty or covenant contained in this Agreement and provided further, that
                                                          -------- -------
     such breach or failure to perform is not capable of being cured by the earlier of 15 days from the time it came to the knowledge of the Parent and the then scheduled expiration date of the Offer);

          (f) by the Company if the Offer has not been made in accordance with
     Section 1.01; or

          (g) by the Company if any event occurs which would result in the condition set forth in paragraph (e) of Exhibit A not being satisfied, and five business days have elapsed since such occurrence, unless Parent shall have waived its right to terminate this Agreement in accordance with
     Section 8.04 and its right not to consummate the Offer for the failure of such condition resulting from such event.

          SECTION 8.02.  Effect of Termination.  In the event of termination of
                         ----------------------
this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than Section 3.16, Section 4.06, Section 6.02, Section 6.07, this Section 8.02 and Article IX and except to the extent that such termination results from the wilful and material breach by a party of any representa tion, warranty, covenant or obligation set forth in any Transaction Agreement.

          SECTION 8.03.  Amendment.  This Agreement may be amended by the
                         ----------
parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, there
--------  -------
shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 8.04.  Extension; Waiver.  Subject to the provisions of
                         ------------------
Section 6.09(b), at any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this

Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 8.05.  Procedure for Termination, Amendment, Extension or
                         ---------------------------------------------------
Waiver.  A termination of this Agreement pursuant to Section 8.01, an amendment
-------
of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to
Section 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.


                                   ARTICLE IX

                               General Provisions
                               ------------------

          SECTION 9.01.  Nonsurvival of Representations and Warranties.  None of
                         ----------------------------------------------
the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 9.02.  Notices.  All notices, requests, claims, demands and
                         --------
other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent or Sub, to

               Atlantic Richfield Company
               515 South Flower Street
               Los Angeles, CA  90071

               Attention:  John R. Lucas, Esq.

               with a copy to:

               Cravath, Swaine & Moore
               825 Eighth Avenue
               New York, NY 10019

               Attention:  Alan C. Stephenson, Esq.

          (b) if to the Company, to

               Union Texas Petroleum Holdings, Inc.
               1330 Post Oak Boulevard
               Houston, TX 77056

               Attention:  Alan Crain, Jr. Esq.

               with a copy to:

               King & Spalding
               1185 Avenue of the Americas
               New York, NY 10036

               Attention:  Mark Zvonkovic, Esq.

          SECTION 9.03.  Definitions.  For purposes of this Agreement:
                         ------------

          An "affiliate" of any person means another person that directly or
              ---------
indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          "Knowledge of the Company" or "Company's Knowledge" means, when used
           ------------------------      -------------------
in any representation, covenant or warranty of the Company contained herein, the actual knowledge of or what should reasonably have been known by any officer or director of the Company.

          A "person" means any individual, firm, corporation, partnership,
             ------
company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

          A "subsidiary" of any person means another person, an amount of the
             ----------
voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 9.04.  Interpretation; Disclosure Letter. When a reference is
                         ----------------------------------
made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this

Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of the Company Disclosure Letter shall be deemed disclosed for all purposes and all sections of the Company Disclosure Letter.

          SECTION 9.05.  Severability.  If any term or other provision of this
                         -------------
Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 9.06.  Counterparts.  This Agreement may be executed in one or
                         -------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 9.07.  Entire Agreement; No Third-Party Beneficiaries.  The
                         -----------------------------------------------
Transaction Agreements, taken together, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for the provisions of Article II, Section 6.04 and Section 6.06, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 9.08.  Governing Law.  This Agreement shall be governed by,
                         --------------
and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 9.09.  Assignment.  Neither this Agreement nor any of the
                         -----------
rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent formed solely for the purpose of engaging in the transactions contemplated hereby, which has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 9.10.  Enforcement.  The parties agree that irreparable damage
                         ------------
would occur in the event that any of the provisions of any Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of any Transaction Agreement and to enforce specifically the terms and provisions of each Transaction Agreement in any Delaware state court or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of any Transaction Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to any Transaction Agreement or any Transaction in any court other than any Delaware state court or any Federal court sitting in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of any Transaction Agreement or any Transaction.

          IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                              ATLANTIC RICHFIELD COMPANY,

                                by
                                          /s/ Terry G. Dallas
                                      -----------------------
                                  Name: Terry G. Dallas
                                  Title:Senior Vice
                                        President and
                                        Treasurer


                              VWK ACQUISITION CORP.,

                                by
                                        /s/ Terry G. Dallas
                                     ----------------------
                                  Name: Terry G. Dallas
                                  Title:President


                              UNION TEXAS PETROLEUM
                                HOLDINGS, INC.,

                                by
                                    /s/ John L. Whitmire
                                    --------------------
                                    Name:John L. Whitmire
                                    Title:Chairman and Chief
                                          Executive Officer

                                                                       EXHIBIT A



                            Conditions of the Offer
                            -----------------------

          Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares of Company Common Stock promptly after the termination or withdrawal of the Offer), to pay for any shares of Common Stock tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock which would represent at least a majority of the Fully Diluted Shares (the "Minimum Tender Condition"),
                                                   ------------------------
(ii) any waiting period under the HSR Act applicable to the purchase of shares of Company Common Stock pursuant to the Offer shall have expired or been terminated and (iii) any waiting or other period under the EC Regulations applicable to the Offer or the Merger, or the exercise by Parent or Sub of full ownership and voting rights with respect to such shares of Company Common Stock acquired pursuant to the Offer and the Merger, shall have expired or been terminated, and the European Commission shall have taken all such action as shall be required so that Parent and Sub may consummate the Offer and the Merger and exercise full ownership and voting rights with respect to the shares of Company Common Stock to be acquired pursuant to the Offer and the Merger. The term "Fully Diluted Shares" means all outstanding securities entitled generally
      --------------------
to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into such voting securities, other than potential dilution attributable to the Rights. Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to commence the Offer, accept for payment or, subject as aforesaid, to pay for any shares of Company Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer, with the consent of the Company or if, at any time on or after the date of this Agreement and before the acceptance of such shares for payment or the payment therefor, any of the following conditions exists:

          (a) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity in any of the significant geographical regions in which the Company or any of the Company Subsidiaries operates or by or before the European Commission (i) challenging the acquisition by Parent or Sub of any Company Common
     Stock, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or any other Transaction, or seeking to obtain from the Company, Parent or Sub any damages in connection with the Offer, the Merger or this Agreement that are material in relation to the Company and its subsidiaries taken as whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Offer, the Merger or any of the other Transaction, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries in connection with the Offer, the Merger or this Agreement, or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect;

          (b) any statute, rule, regulation, legislation, interpretation, judgment, order or injunction shall be enacted, entered, enforced, promulgated, amended or issued in any of the significant geographical regions in which the Company or any of the Company Subsidiaries operates or by the European Council or the European Commission with respect to, or shall be deemed applicable to, or any consent or approval shall be withheld with respect to, (i) Parent, the Company or any of their respective subsidiaries or (ii) the Offer, the Merger or any of the other Transactions, by any Governmental Entity that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (a) above;

          (c) since the date of this Agreement, there shall have occurred any event, change, effect or development that, individually or in the aggregate, has had or would be reasonably expected to have a Company Material Adverse Effect, and if a Company Material Adverse Effect has occurred, it shall be continuing;

          (d) there shall be any temporary, preliminary or permanent restraining order or injunction or other legal restraint or prohibition by any Governmental Entity that prevents or makes illegal the consummation of the Offer, the Merger or any of the other Transactions;

          (e) there shall have occurred and continued for at least three calendar days: (i) a general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, any national securities exchange or the NASDAQ National Market System (excluding suspensions or limitations resulting from physical damage or interference with such exchanges not related to market conditions); (ii) a decline of at least 30% in the Dow Jones Industrial Index; (iii) a declaration of a banking moratorium or suspension of payments in respect of banks in the United States; (iv) a mandatory limitation by the United States Government or a change in the general financial, banking or capital markets which materially and adversely affects the ability of major financial institutions in the United States to extend credit; (v) a commencement of war, armed hostilities or other major national or international crisis directly involving the United States (other than an action involving personnel of the United Nations) or (vi) in the case of any of the foregoing existing on the date of this Agreement, a material acceleration or worsening thereof;

          (f) any representation and warranty of the Company or any other party (other than Parent and Sub) in this Agreement or the Company Stockholder Agreement shall not be true and correct in all material respects (provided that any representation or warranty of the Company or any other party (other than Parent and Sub) contained herein or therein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the date of this Agreement and (except with respect to Section 3.14 and to the extent such representations or warranties expressly relate to an earlier date) as of the scheduled or extended expiration of the Offer;

          (g) the Company shall have failed to comply with the provisions of
     Section 5.01(a)(v) of this Agreement, or the Company or any other party (other than Parent and Sub) shall have failed to comply with any agreement or covenant in any material respect of the Company or any other party (other than Parent and Sub) to be performed or complied with by any of them under this Agreement or the Company Stockholder Agreement; or

          (h) there shall have been issued, delivered, sold or granted any Company Common Stock pursuant to the Company Rights Agreement; or

          (i) this Agreement shall have been terminated in accordance with its terms;

which in the sole judgment of Sub or Parent, in the case of any such condition, and regardless of the circumstances giving rise to any such condition (including any action or inaction by Parent or any of its affiliates), makes it inadvisable, to proceed with such acceptance for payment or payment.

          The foregoing conditions are for the sole benefit of Sub and Parent and may be asserted by Sub or Parent regardless of the circumstances giving rise to such condition or may be waived by Sub and Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent, Sub or any other affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                       EXHIBIT B



                                       AMENDMENT TO RIGHTS AGREEMENT BETWEEN
                                  UNION TEXAS PETROLEUM HOLDINGS, INC. AND
                                  FIRST CHICAGO TRUST COMPANY OF NEW YORK

          THIS AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is made as of this third day of May, 1998 by and between Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation, as rights agent (the "Rights Agent"). Capitalized terms used but not defined herein shall have the meanings give to such terms in the Merger Agreement (as defined below).

          WHEREAS, the Corporation is entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement") among the Company, Atlantic Richfield Company, a Delaware corporation ("Parent"), and VWK Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("the Sub"), providing for transactions (collectively, the "Merger") pursuant to which, among other things, the Company will become a wholly-owned subsidiary of Parent and the former stockholders of the Company will receive the Merger Consideration;

          WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of September 12, 1997 (the "Rights Agreement"); and

          WHEREAS, the parties desire to amend the Rights Agreement in connection with the execution and delivery of the Merger Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

               1. The definition of "Acquiring Person" set forth in Section 1 of the Rights Agreement is hereby amended by adding the following sentence to the end of that definition:

                    Notwithstanding the foregoing, no Person shall be or become an Acquiring Person by reason of (i) the execution and delivery of the Agreement and Plan of Merger dated as of May 4, 1998 among the Company, Atlantic Richfield Company, a Delaware corporation ("Parent"), and , a Delaware corporation ("Sub"), (the "Merger Agreement") or the execution of any amendment thereto, (ii) the purchase of Common Stock by Parent or Sub pursuant to (A) the Offer or (B) Section 4 of the Stockholder Agreement dated May 4, 1998 among Parent, KKR Partners II, L.P., a Delaware limited partnership, and Petroleum Associates, L.P., a Delaware limited partnership (the "Stockholder Agreement") or (iii) the consummation of the other Transactions.

               2. Section 7(a)(i) of the Rights Agreement shall be amended to read in its entirety as follows:

                        (i) the earlier of (1) the consummation of the Offer (as
                    defined in the Merger Agreement) or (2) the Close of Business on September 30, 2007.

               3. The definition of "Stock Acquisition Date" included in
Section 1 of the Rights Agreement shall be amended by adding the following sentence to the end of such definition:

                    Notwithstanding anything else set forth in this Agreement, a
               Stock Acquisition Date shall not be deemed to have occurred by reason of (i) the public announcement, public disclosure, execution and delivery or amendment of the Merger Agreement, (ii) the public announcement, public disclosure, execution and delivery or amendment of the Stockholder Agreement, (iii) the purchase of Common Stock by Parent or Sub pursuant to (A) Section 4 of the Stockholder Agreement or (B) the consummation of the Offer or (iv) the consummation of any of the other Transactions.

               4. Section 3(a) of the Rights Agreement shall be amended by adding the following sentence to the end thereof:

                    Notwithstanding anything else set forth in this Agreement, no Distribution Date shall be deemed to have occurred by reason of (i) the execution and delivery or amendment of the Merger Agreement, (ii) the execution and delivery or amendment of the Stockholder Agreement, (iii) the purchase of Common Stock by Parent or Sub pursuant to (A) Section 4 of the Stockholder Agreement or (B) the consummation of the Offer or (iv) the consummation of any of the other Transactions.

               5. The first paragraph of Section 13(c) of the Rights Agreement shall be amended to read in its entirety as follows:

                    The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) (other than any such transaction contemplated by the Merger Agreement or the Stockholder Agreement) unless the Principal Party shall have a sufficient number of authorized shares of its

          Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
          Section 13 and unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Section 13(a) and (b) shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and further providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

          6. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

          7. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          IN WITNESS WHEREOF, the parties herein have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

                                        UNION TEXAS PETROLEUM HOLDINGS, INC.,

                                                     by
                                                        -----------------------
                                                        Name:
                                                        Title:

                                              Attest:   _________________
                                                        Name:
                                                        Title:


                                        FIRST CHICAGO TRUST COMPANY OF NEW
                                        YORK, RIGHTS AGENT,
                                                by
                                                        -----------------------
                                                        Name:
                                                        Title:



Attest:
          -----------------
          Name:
          Title:

                                                                      SCHEDULE I
                                  Definitions
                                  -----------

Term                                     Defined in Section
----                                     ------------------

"Acquisition Event"                     6.07(b)
"affiliate"                             9.03
"Applicable Law"                        3.05(a)
"Applicable Period"                     5.02(a)
"Appraisal Shares"                      2.01(e)
"Certificate of Merger"                 1.05
"Certificates"                          2.02(b)
"Closing"                               1.04
"Closing Date"                          1.04
"Code"                                  3.11(b)
"Company"                               Recitals
"Company Acquisition Agreement"         5.02(b)
"Company Affiliated Group"              3.09(a)
"Company Benefit Plans"                 3.10
"Company Board"                         3.04(b)
"Company By-Laws"                       3.01
"Company Capital Stock"                 3.03
"Company Charter"                       3.01
"Company Common Stock"                  Recitals
"Company Confidentiality Agreement"     3.15(a)
"Company Disclosure Letter"             3.02(a)
"Company Material Adverse Effect"       3.01
"Company Multiemployer Pension Plan"    3.11(c)
"Company Notice"                        5.02(a)
"Company Pension Plans"                 3.11(a)
"Company Preferred Stock"               3.03
"Company Representatives"               5.02(a)
"Company Rights"                        3.03
"Company Rights Agreement"              3.03
"Company SAR"                           6.04(b)
"Company SEC Documents"                 3.06
"Company Stockholder Agreement"         Recitals
"Company Stockholder Approval"          3.04(c)
"Company Stockholder Meeting"           6.01(b)
"Company Stock Option"                  6.04(b)
"Company Stock Plans"                   6.04(b)
"Company Subsidiary"                    3.02(a)
"Company Superior Proposal"             5.02(b)
"Company Takeover Proposal"             5.02(a)
"Company's Knowledge                    9.03
"Confidentiality Agreement"             6.02(b)
"Contract"                              3.05(a)
"Consent"                               3.05(a)
"CSEPP"                                 6.05(i)
"DGCL"                                  1.03
"EC Regulations"                        3.05(a)
"Effective Time"                        1.05

"ERISA"                                 3.11(a)
"European Commission"                   3.05(a)
"Exchange Act"                          3.05(a)
"Exchange Fund"                         2.02(a)
"Filed Company SEC Documents"           3.08
"Financial Advisors"                    3.16
"Fully Diluted Shares"                  Exhibit A
"GAAP"                                  3.06
"Governmental Entity"                   3.05(a)
"HSR Act"                               3.05(a)
"Indemnified Party"                     6.06(a)
"Independent Directors"                 6.10
"Information Statement"                 3.05(a)
"Judgment"                              3.05(a)
"Knowledge"                             9.03
"Liens"                                 3.02(a)
"Losses"                                6.06(c)
"Maximum Premium"                       6.06(b)
"Merger"                                Recitals
"Merger Consideration"                  2.01(c)
"Minimum Trade Condition"               Exhibit A
"New Parent Proposal"                   5.02(b)
"1997 Company 10-K"                     3.06
"Offer"                                 Recitals
"Offer Documents"                       1.01(b)
"Oil and Gas Interest"                  3.08
"Offer Price"                           Recitals
"Option Spread                          1.02(d)
"Outside Date"                          8.01(b)
"Parent"                                Recitals
"Parent Extension Period"               1.01(a)
"Parent Material Adverse Effect"        4.04
"Participant"                           6.05(g)
"Paying Agent"                          2.02(a)
"Permitted Encumbrances"                3.02
"person"                                9.03
"Petrochemicals Interests"              3.08
"Primary Company Executives"            3.11(g)
"Principal Company Stockholder"         Recitals
"Proxy Statement"                       3.05(a)
"SEC"                                   1.01(a)
"Section 262"                           2.01(e)
"Securities Act"                        3.06
"SERP"                                  6.05(i)
"Schedule 14D-9"                        1.02(b)
"Segment"                               6.05(f)
"Series A Preferred"                    2.01(d)
"Significant Company Subsidiary"        3.01
"Sub"                                   Recitals
"subsidiary"                            9.03
"Surviving Corporation"                 1.03

"Taxes"                                 3.09(f)
"Tax Return"                            3.01(f)
"Transaction Agreements"                Recitals
"Transactions"                          1.02(a)
"Voting Company Debt"                   3.03